EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2017-GS8 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, K-Star Asset Management LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Westin Palo Alto Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Westin Palo Alto Mortgage Loan on and after March 1, 2025, Hudson Americas L.P., as Special Servicer for the Westin Palo Alto Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Westin Palo Alto Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Westin Palo Alto Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Westin Palo Alto Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Westin Palo Alto Mortgage Loan, KeyBank National Association, as Primary Servicer for the Olympic Tower Mortgage Loan, Green Loan Services LLC, as Special Servicer for the Olympic Tower Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Olympic Tower Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Olympic Tower Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Olympic Tower Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Loma Linda Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Loma Linda Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Loma Linda Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Loma Linda Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Loma Linda Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Loma Linda Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Loma Linda Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Loma Linda Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Petco Corporate Headquarters Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Petco Corporate Headquarters Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Petco Corporate Headquarters Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Petco Corporate Headquarters Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Petco Corporate Headquarters Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Petco Corporate Headquarters Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Petco Corporate Headquarters Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Petco Corporate Headquarters Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 90 Fifth Avenue Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 90 Fifth Avenue Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the 90 Fifth Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 90 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 90 Fifth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 90 Fifth Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 90 Fifth Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 90 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Long Island Prime Portfolio - Uniondale Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Long Island Prime Portfolio - Uniondale Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Long Island Prime Portfolio - Uniondale Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Long Island Prime Portfolio - Uniondale Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Long Island Prime Portfolio - Uniondale Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Long Island Prime Portfolio - Uniondale Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Long Island Prime Portfolio - Uniondale Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Long Island Prime Portfolio - Uniondale Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Shops at Boardman Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Shops at Boardman Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Shops at Boardman Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Shops at Boardman Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Shops at Boardman Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Shops at Boardman Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Shops at Boardman Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Shops at Boardman Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Starwood Lodging Hotel Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Starwood Lodging Hotel Portfolio Mortgage Loan on and after March 1, 2025, Wells Fargo Bank, National Association, as Special Servicer for the Starwood Lodging Hotel Portfolio Mortgage Loan, U.S. Bank Trust Company, National Association, as Trustee for the Starwood Lodging Hotel Portfolio Mortgage Loan, U.S. Bank National Association, as Custodian for the Starwood Lodging Hotel Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Starwood Lodging Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Worldwide Plaza Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Worldwide Plaza Mortgage Loan on and after March 1, 2025, Situs Holdings, LLC, successor to Cohen Financial, a Division of Truist Bank, successor by merger to SunTrust Bank, as Special Servicer for the Worldwide Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Worldwide Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Worldwide Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Worldwide Plaza Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Worldwide Plaza Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Worldwide Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Esperanza Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Esperanza Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Esperanza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Esperanza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Esperanza Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Esperanza Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Esperanza Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Esperanza Mortgage Loan.

Dated: March 19, 2026

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)